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                                                                    Exhibit 99.1

[LIGHTBRIDGE LOGO]

    LIGHTBRIDGE APPOINTS ROBERT DONAHUE PRESIDENT AND CHIEF EXECUTIVE OFFICER
         Brings 20+ years of senior executive experience to Lightbridge

BURLINGTON, MA - JANUARY 10, 2005 - Lightbridge, Inc. (NASDAQ: LTBG), a leading analytics, decisioning and e-commerce company, today announced the appointment of Robert Donahue as President and Chief Executive Officer.

Commenting on the announcement, Kevin Melia, Chairman of the Board of Directors stated, "The Board has been very pleased with Lightbridge's performance and the direction the Company has taken under Bob's leadership. As a result, the Board decided to offer Bob the position."

Mr. Donahue is currently a member of the Company's Board and will remain so. He has been Chairman of the Audit Committee since January 2004 until his appointment as interim President and Chief Executive Officer in August 2004. Over a long career in high technology, Mr. Donahue has held corporate positions at the senior executive level at public companies including President and Chief Operating Officer at Manufacturers Services Ltd. (NYSE) and Chief Financial Officer at Stratus Computer, Inc. (NASDAQ). During his period at Stratus Computer, Inc., Mr. Donahue was responsible for S2, a wholly owned software subsidiary that sold on line transaction products and services.

Kevin Melia, Chairman of the Board of Directors continued, "Bob's leadership and experience in high growth technology companies is well suited to providing the vision and leadership Lightbridge needs. The Board is pleased that he has accepted the position of President and Chief Executive Officer and is confident that he will lead Lightbridge to improved and sustained profitability."

ABOUT LIGHTBRIDGE

Lightbridge, Inc. (NASDAQ:LTBG) is a leading analytics, decisioning and e-commerce company that businesses trust to manage customer transactions. Lightbridge adds value to fraud screening, credit qualification, payment authorization, billing, and enhanced voice and data services. Lightbridge solutions leverage intelligent automated systems and human expertise, delivered primarily through the efficiencies and cost savings of an outsourced business model. Businesses around the world use Lightbridge to make smarter decisions, deliver better services, provide secure payments, reduce costs and enhance the lifetime value of their customers. For more information, visit www.lightbridge.com or call 800-LIGHTBR.

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   CONTACTS
   LYNN RICCI
   Investor Relations
   Lightbridge, Inc.
   781/359-4854
   lricci@lightbridge.com

   Note to Editors: LIGHTBRIDGE, and the Lightbridge logo are registered trademarks of Lightbridge Inc. All other trademarks and registered trademarks are the properties of their respective owners.

Forward-looking Statements: Certain statements in this news release that are not historical facts, including, without limitation, those relating to the Company's objectives, plans, strategies and commitments for the future are forward-looking statements that involve risks and uncertainties. Such statements are based upon the current beliefs and expectations of the management of the Company. Actual results may vary materially from those contained in forward-looking statements based on a number of factors including, without limitation, (i) dependence on a limited number of clients, (ii) the Company's revenue concentration in the wireless telecommunications business and the declining subscriber growth rate in that business, (iii) continuing rapid change in the telecommunications industry, the payment processing industry, and other markets in which the Company does business that may affect both the Company and its clients, (iv) current and future economic conditions generally and particularly in the telecommunications industry, (v) uncertainties about the Company's ability to execute on, and about the impact on the Company's business and operations of, its objectives, plans, strategies or commitments as a result of potential technological, operational, market or competitive factors, or the acquisition of Authorize.Net, (vi) the impact of restructuring and other charges on the Company's business and operations, (vii) integration, employee retention, recognition of cost and other benefits and revenue synergies, and other risks associated with acquisitions including the acquisition of Authorize.Net, and (viii) the factors disclosed in the Company's filings with the U.S. Securities and Exchange Commission including, without limitation, its 2003 Annual Report on Form 10-K and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2004. The Company undertakes no obligation to update any forward-looking statements.